UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____ )
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ENERGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 (205) 326-2700
April 4, 2006
To Our Shareholders:
       It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 26, 2006, at 10:00 A.M., Central Daylight Time.
       Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the proxy statement that follow.
       We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.
       We have enclosed a copy of the Company’s 2005 Annual Report.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION
Notice of Annual Meeting of Shareholders
To Be Held April 26, 2006

TIME	10:00 a.m., CDT, on Wednesday, April 26, 2006

PLACE	Energen Plaza

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

(2) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record of the Company on March 3, 2006.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to exercise at the Meeting by following the instructions in the accompanying proxy statement.

J. David Woodruff
Secretary
Birmingham, Alabama
April 4, 2006
YOUR VOTE IS IMPORTANT
You are urged to date, sign and promptly
return your proxy in the enclosed envelope.

PROXY STATEMENT

i

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF ENERGEN CORPORATION
April 26, 2006

       We are providing this proxy statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2006 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).
      You are invited to attend our Annual Meeting on April 26, 2006, beginning at 10:00 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.
      This proxy statement and form of proxy are being mailed on or about April 4, 2006.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
Item 1: Election of Directors
      Three Directors are to be elected. Our Board of Directors is divided into three classes serving staggered three-year terms. The terms of three of the present Directors expire at this Annual Meeting: Judy M. Merritt, Stephen A. Snider, and Gary C. Youngblood. They have been nominated for re-election as Directors for terms expiring in 2009.
      Your Board of Directors recommends that Judy M. Merritt, Stephen A. Snider, and Gary C. Youngblood be elected to serve in the class with terms expiring in 2009. Each nominee has agreed to be named in this proxy statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented at page 3 of this proxy statement under the caption “Governance of the Company.”
      Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors; alternatively, we may reduce the size of the Board of Directors.
Item 2: Other Business
      We know of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES
Shareholders Entitled to Vote
      Holders of Company common stock of record at the close of business on March 3, 2006, are entitled to receive this notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, a total of 73,469,288 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Filing of Proxies
      Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please mark your proxy, date and sign it, and return it in the postage-paid envelope provided. The proxy holders will vote all properly completed proxies in accordance with the instructions appearing on such proxies.
Revocation of Proxies
      You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.
Voting at the Annual Meeting
      Mailing your proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
      All shares for which a proxy card has been returned and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
Required Vote
      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.
      Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “withhold authority” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.
      Under New York Stock Exchange Rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on the election of Directors even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners.

      At the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting will be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions and broker “non-votes” have the same effect as a vote against the matter (unless the broker does not have discretionary authority to vote under Alabama law or New York Stock Exchange Rules).
GOVERNANCE OF THE COMPANY
      The persons who comprise our Board of Directors, including the three nominees for election, are identified below.
NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2009

Name and Year First Became Director	Principal Occupation and Other Information

Judy M. Merritt Director since 1993
Dr. Merritt, 62, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965.

Stephen A. Snider Director since 2000
Mr. Snider, 58, is President, Chief Executive Officer and a director of Universal Compression Holdings, Inc., a contract gas compression business headquartered in Houston, Texas. Mr. Snider has held this position since consummation of the 1998 acquisition of Tidewater Compression Services, Inc. Mr. Snider has over 25 years of experience in senior management of operating companies, and also serves as a director of one other publicly traded company, T-3 Energy Services, Inc.

Gary C. Youngblood Director since 2003
Mr. Youngblood, 62, retired in January 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has long been active in industry and community affairs. He is a past Chairman of the Birmingham Chamber of Commerce, has served as a director of the Public Affairs Research Council of Alabama, and was Chair of the Central Alabama United Way 2000 campaign. He served as President of the Alabama Natural Gas Association and the Southeast Gas Association. Until his retirement, Mr. Youngblood was a director of the Southern Gas Association, and served on the Leadership Council of the American Gas Association.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

Name and Year First Became Director	Principal Occupation and Other Information

Stephen D. Ban Director since 1992
Dr. Ban, 65, is the Director of the Technology Transfer Division of the Argonne National Laboratory, a science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials. He has held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago. He joined GRI in 1981, was elected President in 1987, and served as CEO until 2000. In that position he had overall responsibility for GRI’s multifaceted research and development program in natural gas supply, transmission, and end-use technologies. Dr. Ban serves as a director of UGI Corporation, a publicly traded Pennsylvania gas and electric utility and national marketer of liquid propane. Dr. Ban is also a director of Amerigas, Inc., which is a wholly owned subsidiary of UGI Corporation and the general partner of Amerigas Partners L.P., a publicly traded limited partnership. Dr. Ban has also served on the boards of the United States Energy Association and the New England Gas Association.

Julian W. Banton Director since 1997
Mr. Banton, 65, retired in December 2003 as President and as a director of SouthTrust Corporation. Mr. Banton previously had stepped down as Chairman of the Board and Chief Executive Officer of SouthTrust Bank in October 2003. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named Chairman of the Board and Chief Executive Officer. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia.

T. Michael Goodrich Director since 2000
Mr. Goodrich, 60, is Chairman of the Board and Chief Executive Officer of BE&K, Inc., a privately owned engineering and construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named to his current position in 1995. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company — Synovus Financial Corp. He is also a director of First Commercial Bank and several subsidiary companies of BE&K, Inc.

WM. Michael Warren, Jr. Director since 1986
Mr. Warren, 58, is Chairman of the Board and Chief Executive Officer of the Company and is a director of the Company and each of its subsidiaries. He joined Alabama Gas Corporation in 1983 and was elected President in 1984. He was elected President and Chief Operating Officer of the Company in February, 1991, was elected President and Chief Executive Officer of Alabama Gas Corporation and Energen Resources Corporation in September, 1995, was elected Chief Executive Officer of the Company in February, 1997, and was elected Chairman of the Board in January, 1998. In addition to Energen, Mr. Warren serves as a director of one other publicly traded company — Protective Life Corporation. He is also a director of Associated Electric & Gas Insurance Services Limited, a mutual insurance company serving the United States public utility industry and a member of the Board of Trustees of Birmingham- Southern College. Mr. Warren served as chairman of the American Gas Association, the national trade association for gas utilities, in 2002.

DIRECTORS WHOSE TERMS EXPIRE IN 2008

Name and Year First Became Director	Principal Occupation and Other Information

J. Mason Davis, Jr. Director since 1992
Mr. Davis, 70, is a partner with the Birmingham, Alabama law firm of Sirote & Permutt, P.C. He joined that firm in 1984. Mr. Davis also served as an Adjunct Professor of Law at the University of Alabama School of Law in Tuscaloosa, Alabama from 1972 to 1997.

James S.M. French Director since 1979
Mr. French, 65, is Chairman of the Board of Dunn Investment Company, the parent of a group of companies in the construction industry and also an investor in equity and income securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. He joined the firm in 1968 and became its President in 1974. In addition to Energen, Mr. French serves as a director of two other publicly traded companies — Regions Financial Corporation and Protective Life Corporation. He is also a director of several of the subsidiaries of Dunn Investment Company.

David W. Wilson Director since 2004
Mr. Wilson, 62, is an independent energy consultant. From 1993 until his retirement in 2000, he led PricewaterhouseCooper’s Energy Strategic Advisory Services Group. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry.

      Each of our Directors also serves as a Director of Alabama Gas Corporation and Energen Resources Corporation, our principal subsidiaries.
Director Attendance
      During 2005, the Board of Directors of the Company met eight times. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of committees of the Board during the time periods such Directors were serving as members of such committees. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. With one exception due to medical reasons, all of our incumbent Board members attended our Annual Meeting held in 2005.
Committees of the Board of Directors
      Our Board of Directors has standing Audit, Officers Review, Finance and Governance and Nominations Committees. The current members of these Committees are as follows:

•	Audit Committee — David W. Wilson (Chair), Julian W. Banton, James S.M. French, T. Michael Goodrich and Judy M. Merritt

•	Officers Review Committee — Julian W. Banton (Chair), James S.M. French, T. Michael Goodrich and Stephen A. Snider

•	Finance Committee — Stephen D. Ban (Chair), J. Mason Davis, Jr., David W. Wilson and Gary C. Youngblood

•	Governance and Nominations Committee — J. Mason Davis, Jr. (Chair), Stephen D. Ban, Judy M. Merritt and Stephen A. Snider
      Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our legal and regulatory compliance and the performance of our internal and independent auditors. As part of its responsibilities, the Audit Committee is solely responsible for the appointment, compensation, retention, discharge or replacement of our independent auditors. Our Audit Committee charter describes the functions of our Audit Committee in detail, and is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2005, the Audit Committee held five meetings. The Audit Committee Report is presented at page 20 of this proxy statement under the caption “2005 Audit Committee Report.”
      The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of applicable SEC regulations and the listing standards of the New York Stock Exchange. The Board has also determined that the Audit Committee does not include an “audit committee financial expert” as that term is defined in SEC regulations. In the Board’s judgment, however, the Audit Committee’s membership meets the financial literacy and accounting or financial management requirements of the New York Stock Exchange listing standards and has qualifications and experience which enable the Committee to provide effective audit committee oversight for the Company.
      Officers Review Committee. Our Officers Review Committee (“ORC”) considers and makes recommendations to the Board of Directors with respect to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company’s executive compensation plans. The charter of the ORC describes the duties and functions of the ORC in detail, and is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2005, the ORC held three meetings. The Report of the ORC is presented at page 14 of the proxy statement under the caption “2005 Compensation Committee Report.”
      Finance Committee. Our Finance Committee reviews financial policy, capital structure, significant oil and gas property acquisitions and exploration programs and also considers the issuance of securities necessary to finance our activities. The Finance Committee charter describes the duties of the Finance Committee in detail, and is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2005, the Finance Committee held three meetings.
      Governance and Nominations Committee. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. The charter of the Governance and Nominations Committee describes the duties of the Governance and Nominations Committee in detail. The charter and the Company’s Corporate Governance Guidelines are available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2005, the Governance and Nominations Committee held two meetings.
      Availability of Corporate Governance Documents. Shareholders may obtain copies of our Committee charters, Code of Ethics and Corporate Governance Guidelines from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:
J. David Woodruff
Energen Corporation
605 Richard Arrington Jr. Blvd. North
Birmingham, Alabama 35203-2707
Phone: (205) 326-2700

Independence Determinations
      Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the New York Stock Exchange. A Director will be considered “independent” and found to have no material relationship with the Company if during the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	The Director has not been affiliated with or employed by a present or former internal or external auditor of the Company;

•	No immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.
      In January 2006, the Board reviewed the independence of its members. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the Director nominees and none of the current Directors, with the exception of Messrs. Warren and Youngblood, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. Warren and Mr. Youngblood are considered inside Directors due to their current or prior employment as senior executives of the Company.
Selection of Board Nominees
      Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. Our chief executive officer plays a significant role in bringing potential candidates to the attention of the Committee. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.
      Once appropriate candidates have been identified, the Committee recommends nominations to our Board and to the boards of our subsidiaries. Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or director) has recommended a director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations.

Communication with the Board of Directors
      Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). Also under that heading is a copy of the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control and audit related matters. Such inquiries and correspondence are forwarded by our General Counsel to the Chairman of our Audit Committee.
      Under our Corporate Governance Guidelines, our Board may designate a presiding director for purposes of convening and chairing meetings of our non-management directors. Mr. French currently serves in that role.
Directors’ Compensation
      Monthly Cash Retainer Fees and Meeting Fees. During 2005, non-employee Directors were paid a monthly retainer of $2,000. Non-employee Directors also received a fee of $1,500 for each Board meeting attended, and $1,500 for each committee meeting attended. Committee Chairs received a retainer supplement of $250 per month, and members of the Audit Committee received a retainer supplement of $250 per month. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.
      Share Awards and Deferred Compensation. Under the Energen Corporation 1992 Directors Stock Plan, each non-employee Director receives an annual grant of twelve hundred shares of common stock. Annual awards are made following the last day of each fiscal year, and only non-employee Directors who are members of our Board on such date and who have been members of the Board for at least six months are eligible. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee Director to elect to have any part or all of the fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees.
      Our Board of Directors administers the Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.
      Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director fees and annual and/or elective grants under the Directors Stock Plan. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “2005 Compensation Committee Report — 1997 Deferred Compensation Plan.”
      Other. Directors have family coverage under the Company’s membership in a medical emergency travel assistance program. The Company also reimburses directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the directors’ spouses in accompanying the directors at the invitation of the Company, along with taxes related to such payments.

Code of Ethics
      The Company has a Code of Ethics which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is also applicable to all of the Directors of the Company. The Code of Ethics is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer, principal financial officer and principal accounting officer at this location on our website.
SHARE OWNERSHIP
Principal Holders
      The only person known by the Company to be a beneficial owner of more than five percent (5%) of the Company’s common stock is the following:

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(2)	Owned(2)

Vanguard Fiduciary Trust Company(1)
Trustee for Energen Corporation Employee Savings Plan
500 Admiral Nelson Blvd.
Malvern, PA 19355	4,631,328	6.320%

(1)	In a Schedule 13G filed on February 8, 2006, Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the Energen Corporation Employee Savings Plan, reported having shared voting and dispositive power of 4,631,328 shares of common stock. All such shares of common stock had been allocated to plan participants. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. Vanguard serves as trustee for the Plan and must vote the shares held by the Plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

(2)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2005.
Directors and Executive Officers
      As of March 3, 2006, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of March 3, 2006.

	Number of
	Shares	Percent of
	Beneficially	Class	Share Equivalents
Name of Entity, Individual	Owned	Beneficially	Under Deferred
or Persons in Group	(1)(2)	Owned(2)	Plan(3)

Stephen D. Ban	22,144	*	0
Julian W. Banton	4,300	*	12,469
J. Mason Davis, Jr.	16,700	*	0
James S.M. French	45,900	*	0
T. Michael Goodrich	8,000	*	16,836
Geoffrey C. Ketcham	74,057	*	240
James T. McManus, II	102,356	*	25,590
Judy M. Merritt	15,832	*	1,204
Dudley C. Reynolds	188,376	*	13,420
Stephen A. Snider	2,000	*	11,952
Wm. Michael Warren, Jr.	329,477	*	680,240
David W. Wilson	3,200	*	1,218
J. David Woodruff	131,677	*	30,342
Gary C. Youngblood	102,992	*	34,840
All directors and executive officers (15 persons)	1,066,850	1.45%	828,365

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. Dunn Investment Company, of which Mr. French is Chairman and a director, owns 240,000 shares of common stock, which shares are not included in the totals noted above. The shares of common stock shown above for Messrs. Warren, McManus, Ketcham, Reynolds, Woodruff and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of March 3, 2006, described in note 1 above under Principal Holders. Messrs. Warren, McManus, Ketcham, Reynolds, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 98,036, 17,300, 17,040, 75,840, 59,940, and 268,156 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of March 3, 2006. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of dividends. The Company Stock Accounts have no voting rights.

EXECUTIVE COMPENSATION
Table 1
Summary Compensation Table

		Annual Compensation			Awards		Payouts

				Other	Restricted		Long-Term	All
Name and			Incentive	Annual	Stock	Stock	Incentive	Other
Principal		Salary	Compensation	Compensation	Award(s)	Options/	Payouts	Compensation
Position	Year	($)	($)	($)(1)	($)(2)	SARs	($)	($)(3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Warren, Jr., Wm. Michael — Chairman and Chief Executive Officer
	2005	610,000	732,000	0	0	0	3,442,694	68,739
	2004	575,000	690,000	1,735	805,428	18,520	1,129,947	57,032
	2003	465,000	660,000	1,520	533,146	29,600	1,067,690	90,461

McManus, II, James T. — President and Chief Operating Officer; President of Energen Resources Corporation(4)
	2005	340,000	306,000	0	466,480	0	907,572	42,925
	2004	315,000	283,500	440	542,925	5,070	417,133	34,317
	2003	300,000	270,000	388	300,962	8,650	304,573	41,830

Ketcham, Geoffrey C. — Executive Vice President, Chief Financial Officer and Treasurer
	2005	315,000	283,500	0	0	0	907,572	38,368
	2004	300,000	270,000	808	149,625	4,830	417,133	30,690
	2003	285,000	256,500	716	66,253	8,220	304,573	49,393

Reynolds, Dudley C. — President of Alabama Gas Corporation
	2005	280,000	252,000	0	0	0	717,947	37,790
	2004	270,000	243,000	522	98,325	3,260	320,127	31,260
	2003	260,000	234,000	457	51,695	7,500	228,710	39,055

Woodruff, J. David — General Counsel and Secretary
	2005	250,000	225,000	0	0	0	290,101	31,062
	2004	230,000	207,000	239	64,125	2,780	141,360	26,345
	2003	200,000	180,000	210	23,174	5,770	105,760	29,628
Notes to Summary Compensation Table

(1)	The amounts shown in this column represent special payments for reimbursement of tax costs for special life insurance benefits which served as offsets to retirement income benefits pursuant to the Supplemental Agreements (see “Retirement Income Plan”).

(2)	As of December 31, 2005, Mr. Warren held a total of 42,004 restricted shares valued at $1,525,585; Mr. McManus held a total of 61,660 restricted shares valued at $2,239,491; Mr. Ketcham held a total of 11,460 restricted shares valued at $416,227; Mr. Reynolds held a total of 8,080 restricted shares valued at $293,466 and Mr. Woodruff held a total of 4,560 restricted shares valued at $165,619. The restricted shares will vest as follows: Mr. Warren — 22,004 shares in 2006 and 20,000 shares in 2007; Mr. McManus — 4,260 shares in 2006, 12,600 shares in 2007, 8,000 shares in 2008, 16,000 shares in 2009, 12,800 shares in 2010, and 8,000 shares in 2011; Mr. Ketcham — 4,460 shares in 2006 and 7,000 in 2007; Mr. Reynolds — 3,480 shares in 2006 and 4,600 shares in 2007; and Mr. Woodruff — 1,560 shares in 2006 and 3,000 shares in 2007. Dividends are paid on restricted stock. The reported restricted shares include shares the receipt of which has been deferred under the Energen Corporation 1997 Deferred Compensation Plan.

(3)	Includes contributions made by us to our defined contribution plans, car allowances, club memberships, financial planning services, participation in a medical travel assistance program, reimbursement for expenses incurred by executives’ spouses in accompanying the executives at the invitation of the Company, along with taxes related to such payments, and the estimated value of the economic benefit attributable to life insurance premium payments made prior to 2003.

(4)	Mr. McManus was named President and Chief Operating Officer of the Company on January 25, 2006.

Table 2
Option/SAR Grants in Last Fiscal Year
      The Company did not grant any stock options or stock appreciation rights to the named executive officers during 2005.
Table 3
Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

	Shares				Value of Unexercised In-the-
	Acquired	Value	Number of Unexercised		Money Options/SARs
	on Exercise	Realized	Options/SARs at FY-End		at FY-End
Name	(#)	($)(1)	(#)		($)(2)

(a)	(b)	(c)	(d)		(e)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Wm. Michael Warren, Jr.	41,904	893,231	38,836	96,240	898,982	1,824,291
James T. McManus, II	0	0	0	27,440	0	522,887
Geoffrey C. Ketcham	7,236	160,565	600	26,100	15,003	497,253
Dudley C. Reynolds	0	0	60,840	21,520	1,538,316	419,416
J. David Woodruff	4,000	111,580	48,400	17,100	1,148,492	330,800
Notes to Table 3

(1)	This column indicates the market value of the underlying securities at time of exercise minus the exercise price.

(2)	This column indicates the market value of the underlying securities at the market price on December 30, 2005 ($36.32 per share) minus the exercise price.
Table 4
Long-Term Incentive Plans — Awards in Last Fiscal Year

		Performance	Estimated Future Payouts Under
	Number of	or Other	Non-Stock Price-Based Plans
	Shares, Units or	Period Until
	Other Rights	Maturation or	Threshold	Target	Maximum
Name	(#)	Payout	(#)	(#)	(#)

(a)	(b)	(c)	(d)	(e)	(f)

Wm. Michael Warren, Jr.	39,320	N/A	15,728	39,320	78,640
James T. McManus, II	11,540	N/A	4,616	11,540	23,080
Geoffrey C. Ketcham	10,680	N/A	4,272	10,680	21,360
Dudley C. Reynolds	8,080	N/A	3,232	8,080	16,160
J. David Woodruff	7,200	N/A	2,880	7,200	14,400
      The grants listed in Table 4 above were all made under the 1997 Stock Incentive Plan. Each performance share granted is the equivalent of one share of our common stock. You can find more information about the 1997 Stock Incentive Plan on page 15 of this proxy statement under the caption “2005 Compensation Committee Report — 1997 Stock Incentive Plan.”
Retirement Income Plan
      The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our other employees. Our contributions to the plan on behalf of each of our executive officers are not reflected in the Summary Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated.
      Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.
      We have entered into retirement supplement agreements (“Supplemental Agreements”) with certain officers, including each of the executive officers named in the Summary Compensation Table. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.
      The following table presents estimated annual benefits payable from both the plan and the Supplemental Agreements upon normal or delayed retirement based on the assumptions shown. The amounts shown are subject to reduction for applicable Social Security benefits at age 62.
Pension Plan Table

	Years of Service

Compensation	15	20	25	30	35	40

$250,000	$150,000	$150,000	$150,000	$150,000	$150,000	$150,000
$300,000	$180,000	$180,000	$180,000	$180,000	$180,000	$180,000
$400,000	$240,000	$240,000	$240,000	$240,000	$240,000	$240,000
$450,000	$270,000	$270,000	$270,000	$270,000	$270,000	$270,000
$500,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000
$600,000	$360,000	$360,000	$360,000	$360,000	$360,000	$360,000
$700,000	$420,000	$420,000	$420,000	$420,000	$420,000	$420,000
      The amount of base compensation and the years of service credited under the plan for individuals shown in the Summary Compensation Table are as follows: Mr. Warren, $635,000, 23 years; Mr. McManus, $430,000, 20 years; Mr. Ketcham, $330,000, 24 years; Mr. Reynolds, $292,000, 26 years and Mr. Woodruff, $265,000, 20 years.
Severance Compensation Agreements
      We have entered into severance compensation agreements with Messrs. Warren, McManus, Ketcham, Reynolds and Woodruff, as well as eighteen other officers not named in the Summary Compensation Table and seven additional key employees. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Generally, each such agreement provides that if, within thirty-six months following a change in control of the Company (as defined in the agreements), the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs. Under certain circumstances, the payment may be applicable to a termination which occurs during the period leading up to a change in control. The severance payment generally would be made in the form of a lump sum.
      We established a four-tier structure in which tier-one employees receive 300% of such compensation, tier-two employees receive 200% of such compensation, tier-three employees receive 150% of such compensation and tier-four employees receive 100% of such compensation. Messrs. Warren, McManus, Ketcham, Reynolds and Woodruff are considered tier-one employees. On January 25, 2006, we amended Mr. Warren’s severance agreement to reduce Mr. Warren’s payment to 200% of such compensation if severance occurs prior to June 8, 2006, and 100% thereafter. The agreements also provide (1) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (2) that if the executive receives payments that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed. For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a reduction in the position, duties, responsibilities, status or benefits of the employee’s job. For purposes of tier-one, tier-two or tier-three employee agreements, the term “qualified termination” also includes any voluntary termination by the executive during the thirty-day period immediately following the first anniversary of a change in control. The amendment to Mr. Warren’s severance agreement deleted voluntary termination as a “qualified termination” for purposes of receipt of severance compensation.
2005 COMPENSATION COMMITTEE REPORT
      The Officers Review Committee (“ORC”) of the Board of Directors is comprised entirely of outside Directors who are not officers or employees of the Company. The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO and other executive officers named in the Summary Compensation Table (the “Executive Officers”).
Compensation Policy
      The Company’s executive compensation program is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives by paying them competitively as compared with employers of comparable size and in similar lines of business;

•	link a substantial portion of individual compensation to superior corporate performance as measured by specific objectives compared against a peer group; and

•	align the interests of executives with the long-term interests of shareholders through payment of short- and long-term incentives in the form of common stock in the Company.
The ORC strives to meet these objectives through a program comprised of salary, annual cash incentive awards, and long-term stock and performance share opportunities.
      Salary. As a matter of policy, the ORC administers annual salary levels to ensure they remain competitive with the industry by utilizing available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company’s executive officers, including those named in the Summary Compensation Table. The ORC approves salary adjustments based on the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive’s placement in the salary range.
      Annual Incentive Compensation. Executives are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives established by the ORC. Assuming the performance objectives are met, the incentive award is based upon either a cash amount or a percentage of the salary earned by the participant during the performance year. The ORC establishes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible by us for federal income tax purposes. The Board of Directors may, in its discretion, award individual cash bonuses in addition to those paid under the Annual Incentive Compensation Plan. The deductibility of individual bonuses paid outside of the Annual Incentive Compensation Plan will depend on the specific circumstances.
      Long-Term Incentive Compensation. We have in place the 1997 Stock Incentive Plan, which provides for the grant of stock options, restricted stock and performance shares. The present policy of the ORC is to use performance shares as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by stock options and restricted stock. The Company’s 1988 Stock Option Plan remains in effect for previously granted options and performance shares, but further grants are not available under this plan. The purpose of each of these plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company. The ORC also administers the Company’s Stock Appreciation Rights Plan which provides for the payment of cash incentives measured by long-term appreciation in the Company’s stock. Although the Company’s officers are eligible for participation in the Stock Appreciation Rights Plan, it is the ORC’s intention to use the Plan exclusively for non-officer key employees.
      1997 Stock Incentive Plan. The 1997 Stock Incentive Plan provides for the grant of performance share awards, stock options and restricted stock, or a combination thereof, to officers and key employees all as determined by the ORC.
      A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. Except as otherwise determined by the ORC at the time of grant, an award period will be the four-year period that commences on the first day of the fiscal year in which an award is granted. According to the performance condition guidelines previously adopted by the ORC and currently in effect under the plan, payment of an award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period.
      The stock option provisions of the plan provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event our obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of common stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of common stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

      The plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions.
      1988 Stock Option Plan. The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof, on terms similar to those described above with respect to the 1997 Stock Incentive Plan. As noted above, new stock option grants are not available under the 1988 Stock Option Plan; however, it remains in effect with respect to previously granted stock options.
      1997 Deferred Compensation Plan. Under the Company’s 1997 Deferred Compensation Plan, officers may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the officer: (a) base salary; (b) annual incentive compensation plan awards; (c) grants under the 1988 Stock Option Plan; and (d) awards under the 1997 Stock Incentive Plan. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of The Vanguard Group, Inc.’s mutual funds. At distribution, the participant’s investment account is payable in cash. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.
Operating Summary
      As demonstrated in the plan descriptions provided, the ORC links executive compensation directly to objective performance criteria of the Company, subsidiaries where applicable, and the individual executive’s performance. By doing so, the ORC creates an environment which encourages long-term decisions which will benefit us, our shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.
Issues Influencing Compensation Decisions During the Reporting Year (January 1, 2005 to December 31, 2005)
      During 2005 the Company had net income of $173 million (a 35.7% increase over the prior year), earnings per diluted share of $2.35 (a 35.1% increase over the prior year), total shareholder return of 24.6%, and a 6% increase in dividends paid. As of December 31, 2005, the Company had a five year annual earnings per share growth rate of 19.9% and twenty-three years of consecutive annual dividend increases. In addition, Energen common stock split 2-for-1 on June 1, 2005, effected in the form of a 100 percent stock dividend. The ORC considered these and other factors in funding the incentive program, adjusting salaries, and approving payouts under the 1997 Stock Incentive Plan. Specifically, the ORC considered the Company’s total shareholder return and earnings results for the year and evaluated the Company’s total shareholder return performance against a peer group of energy and gas distribution companies.
      Wm. Michael Warren, Jr. has served as the Company’s Chief Executive Officer since 1997 and as its Chairman of the Board since January 1, 1998. Mr. Warren’s base salary was adjusted to $610,000 effective

January 1, 2005, reflecting continuing efforts to meet market levels for the Chief Executive Officer position. The ORC expects to continue to place a substantial percentage of the total compensation package “at risk” through the annual cash incentive plan and through the Company’s stock performance by awards of performance share units. For the 2005 year, Mr. Warren earned a cash incentive award of $732,000, reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. He also earned a performance share payout for the four year award period ended September 30, 2005 valued at $3,443,000, reflecting an award period average annual total shareholder return of 37% and 90th percentile ranking among the award period peer group. Performance share awards for the four year award period beginning January 1, 2006 were made based on a percentage of salary with the applicable percentage being a function of an executive’s position with the Company. Actual payout is dependent on obtaining performance levels in accordance with previously described guidelines.

Officers Review Committee:
Julian W. Banton, Chair
James S.M. French
T. Michael Goodrich
Stephen A. Snider

PERFORMANCE GRAPH (1)
Energen Corporation — Comparison of Five-Year
Cumulative Shareholder Returns
      This graph compares our total shareholder returns (assuming reinvestment of dividends), the Standard & Poor’s Composite Stock Index (S&P 500), and an industry peer index compiled by us that consists of several companies (Peer Group). The graph assumes $100 invested at the per-share closing price of the common stock on the New York Exchange Composite Tape on September 30, 2000, in the Company and each of the indices.

	September 30,	September 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2000	2001	2001(2)	2002	2003	2004	2005

S&P 500 Index	$100	$73	$81	$63	$81	$90	$95
Energen	$100	$77	$86	$104	$149	$218	$272
Peer Group(3)	$100	$97	$106	$116	$146	$189	$247
Notes to PERFORMANCE GRAPH

(1)	Total shareholder return includes reinvested dividends.

(2)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently we have a three-month period ended December 31, 2001 to report separately.

(3)	The Peer Group index includes the companies listed below. AGL Resources, Inc., Atmos Energy Corp., Cabot Oil & Gas Corp., Chesapeake Energy Corp., Comstock Resources, Inc., Denbury Resources, Inc., Encore Acquisition Co., Energy East Corp., Equitable Resources, Inc., Keyspan Corp., Laclede Group, Inc., MDU Resources Group, Inc., National Fuel Gas Co., New Jersey Resources Corp., Nicor Inc., Northwest Natural Gas Co., Oneok Inc., Peoples Energy Corp., Piedmont Natural Gas Co., Questar Corp., Quicksilver Resources, Inc., Range Resources Corp., Scana Corp., South Jersey Industries, Inc., Southwest Gas Corp., Southwestern Energy Co., St. Mary Land & Exploration Co., UGI Corp., Vectren Corp., WGL Holdings, Inc., Wisconsin Energy Corp., and XTO Energy, Inc.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to provide us with copies of all forms filed.
      We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2005, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements with the exception of the two instances described below. In July 2005, it was discovered that an award of shares to Grace B. Carr under the Long-Range Performance Share Plan made on October 30, 2002 had not been reported. Accordingly, the acquisition of those shares was reported late on the Form 4 filed on July 7, 2005. It was determined in February of 2006 that an award of shares to Gary C. Youngblood under the Long-Range Performance Share Plan made on October 25, 2005 had not been reported. Accordingly, the acquisition of those shares was reported late on the Form 4 filed on February 3, 2006.
INDEPENDENT PUBLIC ACCOUNTANTS
      The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2005, and the Board of Directors intends to continue the services of this firm for the fiscal year ending December 31, 2006. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fee Disclosure
      The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2005	2004

(1) Audit fees	$999,376	$1,098,694
(2) Audit-related fees(a)	$111,147	$497,187
(3) Tax fees(b)	$118,806	$265,414
(4) All other fees	$0	$0

(a)	Includes fees for audits of certain of the Company’s employee benefit plans and review of the application of accounting standards. In 2004, audit-related fees also included procedures related to the Company’s readiness for compliance with Section 404 of the Sarbanes-Oxley Act.
(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax issues.
      Our Audit Committee concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
      In April 2005 our Audit Committee pre-approved the engagement through June 30, 2006 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to tax returns and reports; claims for tax refund; tax payment planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers and acquisitions; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.
2005 AUDIT COMMITTEE REPORT
      In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). The Audit Committee performs an annual review and reassessment of the adequacy of the Audit Committee charter. In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

Audit Committee
David W. Wilson, Chair
Julian W. Banton
James S.M. French
T. Michael Goodrich
Judy M. Merritt
SHAREHOLDER PROPOSALS
      To be included in our proxy statement and form of proxy, proposals of shareholders intended to be presented at the 2007 Annual Meeting must be received at the Company’s principal executive offices no later than December 5, 2006. If a shareholder desires to bring other business before the 2007 Annual Meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before February 16, 2007. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION
      The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this proxy statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, plus out-of-pocket expenses.

ENERGEN CORPORATION

Chairman of the Board
Birmingham, Alabama
April 4, 2006

ENERGEN CORPORATION

_______________________________________________________

605 Richard Arrington, Jr. Blvd. North
Birmingham, Alabama 35203-2707
(205) 326-2700

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

  Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Judy M. Merritt	☐	☐

02 - Stephen A. Snider	☐	☐

03 - Gary C. Youngblood	☐	☐
2.	In their discretion, to vote upon such other matters as may come before the Annual Meeting.

☐	Mark this box with an X if you have made comments below.

  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
All as such Items or proposals are more fully set forth in the Company’s Proxy Statement with respect to the Annual Meeting received by the undersigned.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	0 0 8 7 2 9 1	1UPX	COY	+

Proxy — Energen Corporation

Proxy for Annual Meeting of Shareholders to Be Held April 26, 2006
Solicited on Behalf of the Board of Directors of Energen Corporation
The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints WM. MICHAEL WARREN, JR. and J. DAVID WOODRUFF, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 26, 2006 at 10:00 a.m., CDT, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows on the reverse side.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Annual Meeting of Shareholders
Wednesday, April 26, 2006 at 10:00 a.m. CDT
Energen Corporation Headquarters
605 Richard Arrington, Jr. Blvd N
Birmingham, Alabama
1-800-654-3206
This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Annual Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Annual Meeting. If you vote in person at the Annual Meeting, your proxy will not be used.
Dividend Reinvestment and Direct Stock Purchase Plan
Energen Corporation offers shareholders and other investors the opportunity to purchase Energen common stock directly, without incurring fees and commissions. This plan is offered through a prospectus available from the Plan Administrator, Computershare Trust Company, N.A., by calling 1-888-764-5603 or from Energen Investor Relations by calling 1-800-654-3206. Enrollment material also is available at http://www.computershare.com/investor.
Computershare Shareholder Assistance: 1-888-764-5603
This automated voice response system is available 24 hours a day, seven days a week for the convenience of Energen Corporation shareholders. Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time, Monday through Friday, to assist shareholders with account balances, dividend information, transfer instructions, and sale or certificate information.
Energen on the Web
Interested parties with Internet access may review Energen corporate information, including news releases and annual reports, on Energen’s home page at www.energen.com.

W. David Self Vice President Human Resources & Administration

ENERGEN CORPORATION
605 Richard Arrington, Jr. Blvd. No.
Birmingham, Alabama 35203-2707
Telephone (205) 326-8164
Facsimile (205) 326-2704
E-Mail DSELF@ENERGEN.COM
NOTICE TO STOCK OWNERSHIP PLAN PARTICIPANTS
OF MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD APRIL 26, 2006
     As a participant in the Energen Corporation Employee Savings Plan (the “Plan”), you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock allocable to your account under the Plan as of March 3, 2006 should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). The number of such shares is shown on the enclosed voting instruction card.
     The Annual Meeting will be held at the principal office of the Company, 605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama, on Wednesday, April 26, 2006, at 10:00 a.m., Central Daylight Time. A Proxy Statement, outlining in more detail the purpose of the Annual Meeting, is enclosed for your review.
     The Energen Benefits Committee hopes that every participant will take this opportunity to participate in the affairs of the Company by completing, signing and returning the enclosed instruction card, in the envelope provided, to Vanguard, the Trustee under the Plan.
     If directions are not received by the Trustee prior to the Annual Meeting, the voting rights will not be exercised.

W.D. Self
Chairman of the Energen Benefits Committee